UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2005

BIOSITE INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Biosite Incorporated today announced that it is in discussions with Roche Diagnostics Corporation regarding a potential settlement of pending litigation. Biosite and Roche Diagnostics filed joint requests to stay the litigation in the United States District Courts in the Southern District of California and the Southern District of Indiana for a period of approximately 120 days.

In the case pending in Indiana, Roche Diagnostics is alleging that Biosite is infringing two patents, U.S. Patent 5,366,609 and U.S. Patent 4,816,224, owned by Roche. In the case pending in California, Biosite is alleging that Roche Diagnostics is infringing three patents, U.S. Patent 6,174,686, U.S. Patent 5,795,725 and U.S. Patent 6,939,678, owned by Biosite.

A copy of the press release announcing the joint filing of a request for a stay of the litigation is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: December 19, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 19, 2005